UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 2, 2005

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K are slides that will be part of a presentation to investors on June 2, 2005. We are furnishing these slides pursuant to the SEC’s Regulation FD. The information contained in the slides supplements information we have previously disclosed in our filings with the SEC and should be considered in the context of these filings and other public announcements that we make.

Additionally, in response to inquiries we have received, we are disclosing for our fiscal years ended November 30, 2004 and 2003, management fees received from unconsolidated entities in which we have investments, which totaled $13.4 million and $11.1 million, respectively, and reimbursement of expenses received from unconsolidated entities in which we have investments, which totaled $27.2 million and $27.9 million, respectively. In prior filings with the SEC, these amounts had been combined.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” in any of our filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

99.1	Slides that will be part of a presentation to investors on June 2, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2005	Lennar Corporation

	By:	/s/ Diane J. Bessette
	Name:	Diane J. Bessette
	Title:	Vice President and Controller

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Exhibit Index

Exhibit No.	Description of Document

99.1	Slides that will be part of a presentation to investors on June 2, 2005.